Exhibit 24.1

OIL STATES INTERNATIONAL, INC.

Power of Attorney

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas E. Swanson, Cindy B. Taylor and Robert W. Hampton, and each of them, any of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Executed the 30th day of June, 2005.

OIL STATES INTERNATIONAL, INC.

By:	/s/ Douglas E. Swanson

Name:	Douglas E. Swanson
Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ Robert W. Hampton

Name:	Robert W. Hampton
Title:	Vice President – Finance and Accounting
and Secretary

Signature	Title
/s/ Douglas E. Swanson	President, Chief Executive Officer and
Douglas E. Swanson	Director
(principal executive officer)

/s/ Cindy B. Taylor	Senior Vice President and Chief Financial

Cindy B. Taylor	Officer (principal financial officer)

/s/ Robert W. Hampton	Vice President – Finance and Accounting

Robert W. Hampton	(principal accounting officer)

/s/ L.E. Simmons	Chairman of the Board

L.E. Simmons

/s/ Martin Lambert	Director

Martin Lambert

/s/ S. James Nelson	Director

S. James Nelson

/s/ Mark G. Papa	Director

Mark G. Papa

/s/ Gary L. Rosenthal	Director

Gary L. Rosenthal

/s/ Andrew L. Waite	Director

Andrew L. Waite

/s/ Stephen A. Wells	Director

Stephen A. Wells

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